UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                                October 21, 2005
                                 Date of Report
                        (Date of earliest event reported)


                                 ALPHATRADE.COM
                                 --------------
             (Exact name of registrant as specified in its charter)



           Nevada                          0-25631             98-0211652
 ------------------------------        ---------------      ------------------
(State or other Jurisdiction of       (Commission File      (I.R.S. Employer
 Incorporation or Organization)             Number)         Identification No.)



                        #1322 - 1111 West Georgia Street
                       Vancouver, British Columbia, Canada
                                     V6E 4M3
                    (Address of Principal Executive Offices)


                                 (604) 681-7503
                         (Registrant's Telephone Number)


                                       N/A
          (Former Name or Former Address if changed Since Last Report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

AlphaTrade.com announced today the appointment of industry veteran William Scigliano as director.

Scigliano brings more than 15 years of experience in investment banking, merger and acquisitions, and commercialization of emerging technologies to his new role as director of AlphaTrade, where he will be responsible for overseeing the company's network and partnership efforts.

"We are delighted to have Bill join AlphaTrade," said Penny Perfect, CEO of AlphaTrade. "Bill's industry experience in data delivery coupled with his financial expertise is a perfect fit for AlphaTrade. Bill has a proven track record of success, and I am confident that he will add significant value to our expansion efforts, thus furthering AlphaTrade's mission to deliver current and comprehensive stock market data, global news and financial information anywhere, anytime."

Prior to joining AlphaTrade, Scigliano was the chair of Wherify Wireless, Inc. (OTCBB: WFYW), a California-based developer of GPS location products and services. His accomplishments included steering Wherify Wireless' entry into continuous tracking markets. Prior to his position at Wherify Wireless, Scigliano was chief executive officer of IQ Biometrix, a major provider of identification technology. At IQ Biometrix, he carried out an aggressive capital development and external growth plan that resulted in IQ Biometrix' successful merge with Wherify Wireless. The eight years prior to that, Scigliano was an executive advisor to the Attorney General of British Columbia and the National Association of Attorneys General on technology and intergovernmental issues.

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            ALPHATRADE.COM



DATED:   October 21, 2005                   /s/  Penny Perfect
                                            -------------------
                                            Penny Perfect, CEO